Exhibit 99.1
Dell 2Q FY11 Performance Review Michael Dell Brian Gladden Chairman and CEO SVP and CFO Steve Schuckenbrock President, Large Enterprise August 19th, 2010

Forward-Looking Statements Statements in this presentation that relate to future results and events (including statements about Dell’s future financial and operating performance, anticipated customer demand, including seasonal and geographic trends and client refresh timing and scope, enterprise solutions strategies, acquisition strategies, and new products, as well as the financial guidance with respect to revenue and non-GAAP operating income) are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on Dell’s current expectations. In some cases, you can identify these statements by such forward-looking words as “anticipate,” ‘believe,” “could,” “estimate,” “expect,” “intend,” “confidence,” “may,” “plan,” “potential,” “should,” “will” and “would,” or similar expressions. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors, including: weak global economic conditions and instability in financial markets; weak economic conditions and additional regulation affecting Dell’s financial services activities; intense competition; Dell’s cost-cutting measures; Dell’s ability to effectively manage periodic product and services transitions; Dell’s ability to effectively manage the growth of its distribution capabilities and add to its product and services offerings; Dell’s ability to achieve favorable pricing from its vendors; Dell’s reliance on third-party suppliers for product components, including reliance on several single-sourced or limited-sourced suppliers; disruptions in component or product availability; successful implementation of Dell’s acquisition strategy; Dell’s ability to generate substantial non-U.S. net revenue; Dell’s product, customer, and geographic sales mix, and seasonal sales trends; Dell’s ability to access the capital markets; loss of government contracts; customer terminations of or pricing changes in services contracts, or Dell’s failure to perform as it anticipates at the time it enters into services contracts; Dell’s ability to hedge effectively its exposure to fluctuations in foreign currency exchange rates and interest rates; counterparty default; unfavorable results of legal proceedings; Dell’s ability to obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms; expiration of tax holidays or favorable tax rate structures, or unfavorable outcomes in tax audits and other compliance matters; Dell’s ability to maintain strong internal controls; changing environmental and safety laws; the effect of armed hostilities, terrorism, natural disasters, and public health issues; information technology and manufacturing infrastructure disruptions or breaches of data security; Dell’s ability to attract, retain, and motivate key personnel; and other risks and uncertainties discussed in Dell’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended January 29, 2010. In particular, Dell’s expectations with regard to revenue and non-GAAP operating income for the full fiscal year ending January 28, 2011 assume, among other matters, that there is no significant decline in economic conditions generally or demand growth specifically, no significant adverse currency fluctuations which are unhedged, and no significant adverse component pricing or supply movements. Dell assumes no obligation to update its forward-looking statements. Non-GAAP Financial Measures This presentation includes information about non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per share (collectively the “non-GAAP financial measures” ), which are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. We have provided a reconciliation of the historical non-GAAP financial measures and of free cash flow, which is also a non-GAAP measure, to the most directly comparable GAAP measures in the slides captioned “Supplemental Non-GAAP Measures.” A detailed discussion of our reasons for including the non-GAAP financial measures and the limitations associated with those measures is presented in the press release furnished as an exhibit to Dell’s Form 8-K filed on August 19, 2010. We encourage investors to review the historical reconciliation and the non-GAAP discussion in conjunction with our presentation of the non-GAAP financial measures. The planned tender offer described in these materials has not yet commenced. This description is not an offer to buy or the solicitation of an offer to sell securities. At the time the planned tender offer is commenced, Dell Inc. will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”), and 3PAR Inc. will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer. Those materials will be made available to 3PAR Inc.’s stockholders at no expense to them. In addition, all of those materials (and all other tender offer documents filed with the SEC) will be made available at no charge on the SEC’s website: www.sec.gov. 2 Dell Investor Relations — 2Q FY11 Performance Review See Financial History at www.dell.com\investor

Dell 2Q FY11 Earnings Review Brian Gladden SVP and CFO 3 Dell Investor Relations — 2Q FY11 Performance Review See Financial History at www.dell.com\investor

Environment Improving global demand across commercial segments — Solid performance on revenue, operating income and cash flow generation — Another strong quarter of enterprise solutions growth — BRIC country growth remains robust at 52% year-over-year — Commercial revenue growth of 28% year-over-year Expect seasonal growth for 2H 2010 as corporate strength continues — Aged install base and Windows 7 adoption to drive client growth — New projects and compelling technology to drive server demand 4 Dell Investor Relations — 2Q FY11 Performance Review See Financial History at www.dell.com\investor

2Q FY11 Non-GAAP Consolidated Results Consolidated P&L1 $ in Millions — except Units and EPS Growth refers to year-over-year Y/Y Seq Revenue up 22% to $15.5B 2Q’10 1Q’11 2Q’11 Growth Growth 9,980 10,933 11,604 16% 6% Gross margin 17.2% 12,764 14,874 15,534 22% 4% Opex of $1.8B or 11.6% of revenue 2,432 2,614 2,671 10% 2% 19.1% 17.6% 17.2% -190 bps -40 bps Operating income 5.6% 1,634 1,790 1,799 10% 1% 12.8% 12.0% 11.6% -120 bps -40 bps Interest & Other expense of $49M 798 824 872 9% 6% Tax rate 23.6% 6.3% 5.5% 5.6% -70 bps 10 bps 756 756 823 9% 9% EPS 32 cents, up 10% 181 172 194 7% 13% 23.9% 22.8% 23.6% -30 bps +80 bps 575 584 629 9% 8% 4.5% 3.9% 4.0% -50 bps +10 bps $0.29 $0.30 $0.32 10% 7% [1]Percentages and ratios are calculated based on underlying data 5 Dell Investor Relations — 2Q FY11 Performance Review See Financial History at www.dell.com\investor

2Q FY11 Non-GAAP Key Performance Metrics Revenue Operating Income Operating Expense $ Billions +22% Y/Y $ Billions +9% Y/Y $ Billions +10% Y/Y +4% seq +6% seq +1% seq 18.0 0.9 2.1 12.0 15.5 0.87 1.8 6.0 12.8 14.9 0.82 0.80 1.79 1.80 1.63 0.0 0.6 1.5 2Q’10 1Q’11 2Q’11 2Q’10 1Q’11 2Q’11 2Q’10 1Q’11 2Q’11 Gross Margin Operating Income % EPS % -190bps Y/Y % -70bps Y/Y $ +10% Y/Y -40bps seq +10bps seq +7% seq 20.0% 6.5% 0.35 19.0% 6.0% 18.0% 6.3 0.30 19.1 5.5% 0.32 17.0% 17.6 5.6 0.29 0.30 17.2 5.5 16.0% 5.0% 0.25 2Q’10 1Q’11 2Q’11 2Q’10 1Q’11 2Q’11 2Q’10 1Q’11 2Q’11 6 Dell Investor Relations - 2Q FY11 Performance Review See Financial History at www.dell.com\investor

Operating Expense Management Revenue & Non-GAAP Opex Trends 13.0% 12.8% $18.0B 12.6% $14.9B $14.9B $15.5B 12.8% 12.6% $15.0B $12.8B $12.9B 12.4% $12.0B 12.2% 12.0% $9.0B 11.8% 12.1% 12.0% 11.6% $6.0B 11.4% 11.6% $3.0B 11.2% 11.0% -Q2’10 Q3’10 Q4’ 10 Q1’ 11 Q2’ 11 Q2 Non-GAAP Opex as a percentage of revenue declined 120bps Y/Y Continue to manage costs and scale expenses as demand improves Making key investments in products, sales and services resources to fuel growth 7 Dell Investor Relations — 2Q FY11 Performance Review See Financial History at www.dell.com\investor

Cash Flow Performance Cash Flow from Operations [1] Continued focus on working capital $3.9B discipline and generating CFOps > NI $3.4B $3.6B $3.4B $3.4B $ $2.5B $2.5B Q2 FY11 CFOps of $ 2.4B $1.9B 1.3B and TTM of $3.6B; TTM CFOps up +47% Y/Y Q2 FY11 FCF of $1.4B and TTM of $4.4B 2Q’09 3Q’09 4Q’09 1Q’10 2Q’10 3Q’10 4Q’10 1Q’11 2Q’11 YTD Share repurchases of $400M Free Cash Flow [1,2] We will continue to maintain strategic $ $4.4B 4.6B $4.3B flexibility around targeted investment $3.9B $3.1B alternatives $2.6B $2.8B $2.0B $1.8B 2Q’09 3Q’09 4Q’09 1Q’10 2Q’10 3Q’10 4Q’10 1Q’11 2Q’11 [1]Trailing Twelve Months [2]Cash flow from operations less capital expenditures plus on balance-sheet fundings 8 Dell Investor Relations — 2Q FY11 Performance Review See Financial History at www.dell.com\investor

Working Capital Cash Conversion Cycle (CCC) 42 CCC improved 1 day from the prior-year 41 40 DSO 38 38 period to negative -36 days vs. -35 days in 2Q’10, flat for the quarter 2Q’10 3Q’10 4Q’10 1Q’11 2Q’11 Days sales increased 3 days at 41 days for 9 10 the quarter driven by Public seasonality 7 8 8 DSI Days inventory increased 1 day to 10 days due to contract manufacturing ramp and 2Q’10 3Q’10 4Q’10 1Q’11 2Q’11 strategic buys 87 84 84 83 DPO 82 Days payable growth of 4 days to 87 due to contract manufacturing ramp and linearity 2Q’10 3Q’10 4Q’10 1Q’11 2Q’11 2Q’10 3Q’10 4Q’10 1Q’11 2Q’11 Expect stable CCC of mid -30 days throughout the year -35 CCC -36 -36 -36 -36 9 Dell Investor Relations — 2Q FY11 Performance Review See Financial History at www.dell.com\investor

Balance Sheet & Debt Cash & Investments $13.1B in cash and investments — solid balance sheet Ongoing efforts to optimize our capital structure and US liquidity 12.7 13.1 Expect a modest buyback program through the remainder of the year 2Q’10 2Q’11 Commercial Paper Return on Total Capital [1] $900M CP outstanding Capacity available to issue up to $2B Debt Issuance 21% 19% No new long-term debt issuance in Q2 Continue to monitor the credit markets for favorable entry points 2Q’10 2Q’11 [1]Return on total capital is an annualized calculation of pre-tax earnings and interest expense over the quarter’s average of LT liabilities and stockholders’ equity 10 Dell Investor Relations — 2Q FY11 Performance Review See Financial History at www.dell.com\investor

Dell Financial Services

U.S. New Financing Originations

$ Millions



Originations*
Penetration %**
14.2%
13.8%
17.4%
14.4%
13.8%
974
900
1,101
983
1,021
2Q'10
3Q'10
4Q'10
1Q'11
2Q'11

** Reflects seasonality of consumer business*
*** % of U.S. Dell revenue that is financed by DFS*

Losses & Delinquencies [1]



8.2%
7.2%
8.2%
7.6%
6.7%
3.3%
4.0%
3.8%
3.2%
3.2%
2Q'10
3Q'10
4Q'10
1Q'11
2Q'11
Managed Charge-off %²
Managed DQ %³

- 2Q Originations up 5% year over year driven by demand in SMB and Large Enterprise
- Managed basis delinquency showing stable performance; losses down from both the prior quarter & the prior year

Definitions

- Managed basis statistics reflect all customer receivables on Dell's balance sheet including securitized receivables consolidated in 1Q in accordance with new accounting guidance on variable interest entities
  - [1] 60+ Days delinquent
  - [2] MCO equals net principal charge-offs for the quarter divided by average managed assets for the quarter
  - [3] MDQ is calculated as 60 day assets plus delinquent assets at quarter end divided by quarter end managed assets

11 Dell Investor Relations – 2Q FY11 Performance Review See Financial History at www.dell.com\investor

2Q FY11 Large Enterprise Revenue & Operating Income Revenue Mix Revenues Operating Margin % S&P 6.7% 6.7% 6.7% 6.3% 5.8% 17% 5.4% 5.7% 5.2% 5.1% Client 4.8B 4.4B 4.5B Services 42% 3.9B 4.2B 4.2B 3.4B 3.3B 3.4B 15% Servers & 2Q’09 3Q’09 4Q’09 1Q’10 2Q’10 3Q’10 4Q’10 1Q’11 2Q’11 Storage 26% Large Enterprise P&L $ in Millions 2Q’10 3Q’10 4Q’10 1Q’11 2Q’11 Revenues of $4.5B (up +38% Y/Y) Revenues 3,285 3,403 4,197 4,246 4,549 -3% 4% 23% 1% 7% Operating income was $288M, up +110 -32% -23% 8% 25% 38% bps Y/Y to 6.3% Total units increased +33% Y/Y, driven Operating Income 172 174 281 283 288 by double digit growth in servers & 5.2% 5.1% 6.7% 6.7% 6.3% networking, mobility and desktops -50 bps -10 bps 160 bps 0 bps -40 bps -20 bps -70 bps 0 bps 100 bps 110 bps Server revenue up +54% Y/Y 12 Dell Investor Relations — 2Q FY11 Performance Review See Financial History at www.dell.com\investor

2Q FY11 Public Revenue & Operating Income Revenue Mix Revenues Operating Margin % S&P 9.1% 8.8% 9.2% 10.1% 9.5% 19% 8.7% 7.3% 7.7% 8.0% Client 4.5B 4.6B Services 48% 4.0B 3.8B 3.7B 3.8B 3.9B 19% 3.3B 3.2B Servers & 2Q’09 3Q’09 4Q’09 1Q’10 2Q’10 3Q’10 4Q’10 1Q’11 2Q’11 Storage 14% Public P&L Revenues of $4.6B (up +21% Y/Y); $ in Millions 2Q’10 3Q’10 4Q’10 1Q’11 2Q’11 including the impact of Perot Revenues 3,798 3,695 3,820 3,856 4,580 20% -3% 3% 1% 19% Operating income was $369M, -16% -7% 16% 22% 21% decreasing -210bps Y/Y to 8.0% Solid US revenue (+22% Y/Y) while EMEA Operating Income 383 352 333 298 369 10.1% 9.5% 8.7% 7.7% 8.0% results mixed by country (+6% Y/Y) 90 bps -60 bps -80 bps -100 bps 30 bps Services revenue up +116% Y/Y 280 bps 40 bps -10 bps -150 bps -210 bps 13 Dell Investor Relations — 2Q FY11 Performance Review See Financial History at www.dell.com\investor

2Q FY11 SMB Revenue & Operating Income Revenue Mix Revenues Operating Margin % 10.3% S&P 9.5% 9.1% 8.3% 8.7% 8.5% 8.9% 16% 7.9% 7.7% Services Client 7% 58% 4.0B 3.6B 3.5B 3.5B 3.0B 3.0B 3.0B 3.3B 2.8B Servers & Storage 19% 2Q’09 3Q’09 4Q’09 1Q’10 2Q’10 3Q’10 4Q’10 1Q’11 2Q’11 SMB P&L $ in Millions 2Q’10 3Q’10 4Q’10 1Q’11 2Q’11 Revenues of $3.5B (up +25% Y/Y) Revenues 2,820 2,956 3,336 3,524 3,535 -5% 5% 13% 6% 0% Operating income was $323M, and -29% -19% 10% 19% 25% increased +40bps Y/Y to 9.1% Double digit Y/Y unit growth led by Operating Income 246 282 282 313 323 mobility, desktops, servers & networking 8.7% 9.5% 8.5% 8.9% 9.1% 100 bps 80 bps -100 bps 40 bps 20 bps Strong revenue growth across all 40 bps -80 bps 60 bps 120 bps 40 bps regions (Americas, EMEA & APJ) 14 Dell Investor Relations — 2Q FY11 Performance Review See Financial History at www.dell.com\investor

2Q FY11 Consumer Revenue & Operating Income Revenue Mix Revenues Operating Margin % S&P 11% 4.5% 3.1% Services 5% Client 84% 3.2B 3.2B 3.2B 3.5B 3.2B 2.8B 2.9B 2.8B 2.9B 1.5% 0.3% 0.5% 0.9% 0.2% 0.0% -0.7% 2Q’09 3Q’09 4Q’09 1Q’10 2Q’10 3Q’10 4Q’10 1Q’11 2Q’11 Consumer P&L $ in Millions 2Q’10 3Q’10 4Q’10 1Q’11 2Q’11 Revenues of $2.9B (flat Y/Y) Revenues 2,861 2,842 3,547 3,248 2,870 2% -1% 25% -8% -12% Operating income of $(21)M, decline of -9% -10% 11% 16% 0% -380 bps Y/Y Total units increased 6% Y/Y and Operating Income 89 10 9 17 (21) mobility units up +11% Y/Y 3.1% 0.3% 0.2% 0.5% -0.7% 310 bps -280 bps -10 bps 30 bps -120 bps Double digit Y/Y APJ and EMEA revenue 220 bps -420 bps -130 bps 50 bps -380 bps increase 15 Dell Investor Relations — 2Q FY11 Performance Review See Financial History at www.dell.com\investor

2Q FY11 BRIC Countries Unit Growth Y/Y, % 72% 64% 60% Our total BRIC countries revenue 46% 43% grew +52% from the year ago period 16% -10% -10% -4% BRIC +10 countries revenue grew +47% Y/Y [1] 2Q’09 3Q’09 4Q’09 1Q’10 2Q’10 3Q’10 4Q’10 1Q’11 2Q’11 Revenue Growth Y/Y, % India and China year-over-year 72% revenue increased +77% and +52%, 60% 52% respectively 41% 20% 5% Revenue outside of the U.S. was 47% -23% -21% -17% of our total mix 2Q’09 3Q’09 4Q’09 1Q’10 2Q’10 3Q’10 4Q’10 1Q’11 2Q’11 % of Dell Total Revenue 12% 11% 12% 12% 9% 9% 9% 10% 7% 1 BRIC +10 countries include Brazil, Russia, India, China, Mexico, Argentina, 2Q’09 3Q’09 4Q’09 1Q’10 2Q’10 3Q’10 4Q’10 1Q’11 2Q’11 Columbia, Turkey, Ukraine, South Africa, Indonesia, Vietnam, Thailand and the Philippines. 16 Dell Investor Relations — 2Q FY11 Performance Review See Financial History at www.dell.com\investor

2Q FY11 Product Summary Product Revenue Trends Growth refers to year-over-year LOB 2Q’10 3Q’10 4Q’10 1Q’11 2Q’11 Servers & Networking 1,403 1,539 1,804 1,785 1,890 Server revenue was up +35% on +15% Storage 551 508 599 554 624 unit growth Services 1,218 1,244 1,922 1,891 1,915 S&P 2,382 2,394 2,477 2,496 2,535 Storage revenue was up +13%, with Mobility 3,891 4,191 4,653 4,563 4,700 EqualLogic revenue up +63% Desktop op p PCs 3,319 3,319 3,020 3,020 3,445 3,445 3,585 3,585 3,870 3,870 Total 12,764 12,896 14,900 14,874 15,534 Software and peripherals revenue was Revenue Trends Q/Q up +6% Servers & Networking 9% 10% 17% -1% 6% Storage 3% -8% 18% -8% 13% Mobility revenue grew +21%, units Services -2% 2% 55% -2% 1% were up +21% S&P 6% 1% 3% 1% 2% Mobility 0% 8% 11% -2% 3% Desktop revenue increased +17%, Desktop op p PCs 5% -9% 14% 4% 8% units were up +12% Total 3% 1% 16% 0% 4% Revenue Trends Y/Y Servers & Networking -19% -6% 26% 39% 35% Storage -20% -19% -15% 4% 13% Services -11% -9% 51% 53% 57% S&P -15% -7% 0% 11% 6% Mobility -21% -14% 16% 18% 21% Desktop op p PCs -33% 33 3% -26% 26 6% -3% 13% 17% Total -22% -15% 11% 21% 22% 17 Dell Investor Relations — 2Q FY11 Performance Review See Financial History at www.dell.com\investor

2Q FY11 Corporate Responsibility

Key Results	Accomplishments
1. Dell ranks in the top 5 on the EPA's Green Power Partnership National Top 50 companies for renewable energy usage	We power our global headquarters & several other facilities with 100% green electricity. We also recently completed construction of a 516-panel solar PV array at our HQ designed to generate 130,000 kWh/year
2. Dell advances four spots on Greenpeace's latest Guide to Greener electronics and retains its member status in responsible investment index, the FTSE4Good Index	We actively work to help shape responsible sourcing legislation & advocate for regulation of harmful chemicals (PVC/BFR) in electronic applications
3. The Green Store launches on Dell.com, featuring technology products that minimize environmental impact	Dell makes it easy for businesses to save energy, avoid waste & minimize environmental impact by highlighting environmentally conscious tech products
4. InfoWorld names Dell a green IT star in its annual InfoWorld Green 15 Awards	Dell's data center consulting services saves $50M in energy costs by doubling server utilization rates and reducing energy use by 30%

18 Dell Investor Relations – 2Q FY11 Performance Review See Financial History at www.dell.com\investor

Dell 2Q FY11 Enterprise Solutions Steve Schuckenbrock President, Large Enterprise 19 Dell Investor Relations — 2Q FY11 Performance Review See Financial History at www.dell.com\investor

2Q FY11 Servers and Networking

Continued momentum in the enterprise refresh cycle

Revenue up +35% Y/Y to $1.9B


1.40B
1.54B
1.80B
1.79B
1.9B
Q2' 10
Q3'10
Q4'10
Q1'11
Q2'11

- Total Servers & Networking revenue increased +6% Q/Q, +35% Y/Y to $1.9B
  - WW Server share up 2.3 pts Y/Y *
- Blade growth of 35% Y/Y and Data Center Solutions revenue increased triple digits, now serving 21 out of top 25 most heavily trafficked web sites
- Double digit Y/Y revenue and margin growth rates in both our Power Edge and Power Connect lines of business

** Preliminary CY10Q2 IDC results*

20 Dell Investor Relations – 2Q FY11 Performance Review See Financial History at www.dell.com\investor

2Q FY11 Storage Solutions

Well Positioned in Fast Growth Segments



SAN "Block"
NAS "Unified & File"
High-End
3PAR 2
T-Class (FC)
EMC Symmetrix (FC)
EMC Symmetrix with NS Gateway (FC)
Mid-Range
3PAR 2
F-Class (FC)
Dell|EMC CX4 (FC or iSCSI)
EqualLogic PS Series (iSCSI)
EqualLogic (iSCSI)
EXANET
Dell|EMC NS (FC or iSCSI)
Entry
PowerVault MD (iSCSI)
Dell AX4-5 (FC or iSCSI)
PowerVault NX NAS
Dell NX4 (FC or iSCSI)
Intelligent Data Management (IDM) (e.g. Ocarina)

- 13% Y/Y growth in overall storage business to $624M
- EqualLogic growth of 63% Y/Y with double-digit growth rate in all commercial segments
- Significant Y/Y growth in margin profile of storage business
- Grew at 1.3x of industry external disc growth[1], with innovative products at every storage tier
- Augmented portfolio over past two quarters with acquisitions of Ocarina and Exanet

1 External disc for Dell includes EqualLogic, Powervault arrays and Dell/EMC CLARiiON
2 The transaction has not closed and is subject to customary closing conditions

21 Dell Investor Relations – 2Q FY11 Performance Review See Financial History at www.dell.com\investor

2Q FY11 Services

Services Business up 57% to $1.9B

Services Revenue by Category


Business Process Consulting & Applications 25%
Support 48%
Infrastructure 27%

- Continue to make solid progress on integration of Dell Services business
- Expanding and maturing sales pipeline positions us for solid new contract wins, with synergy sales opportunities progressing well
- Recurring revenue balance is $13.9B with approximately 70% of revenue coming from recurring sources
- #1 IT outsourcing vendor, measured by customer satisfaction [1]

1 Blackbook magazine

22 Dell Investor Relations – 2Q FY11 Performance Review
See Financial History at www.dell.com\investor

2Q FY11 Efficient Enterprise Solutions and Services

Continuing to execute our commercial solutions growth strategy

SCALENT
perotsystems
ocarina networks
EQUALLOGIC
KACE
exanet

Synergistic Adjacencies	Large Platform	Strategic

Extending | Transforming | Emerging

Solutions Revenue*



$12B
$16B
$17B
Q2' 10
Q1'11
Q2'11
Annualized Revenue

- Creating optimal solutions for our customers to grow our enterprise solutions revenue
- Making sustained organic and inorganic investments while building an IP portfolio
- Exanet complements current storage offerings with its portfolio of patents and other IP
- Ocarina delivers online storage optimization solutions, compression & de-duplication
- KACE offers leading systems management capabilities tailored to midsized businesses
- Scalent provides key technology used in the Dell Advanced Infrastructure Manager

** Annualized Revenue of Commercial Servers, Storage and Services*

23 Dell Investor Relations – 2Q FY11 Performance Review

See Financial History at www.dell.com\investor

Stronger Together

Acquisitions & alliances present attractive growth opportunities

Storage

3Par [1]

- Utility storage for the cloud
- Delivers utility computing via the cloud while leading in utility storage development

Ocarina

- Intelligent Data management
- Online storage optimization solutions that include compression & content aware de-duplication technologies

Exanet

- Unified storage for block & file systems
- A portfolio of patents & IP complements our current storage lineup with high-performance scalable NAS technology

Intelligent Data Management

Systems Management

KACE

- Systems management & deployment solutions
- Tailored for midsized businesses & public entities (government, education & healthcare) institutions

Scalent

- Software-based virtual infrastructure management
- Technology used in Dell's Advanced Infrastructure Manager, a key component of Dell's Virtual Integrated System

1 The transaction has not closed and is subject to customary closing conditions

24 Dell Investor Relations – 2Q FY11 Performance Review See Financial History at www.dell.com\investor

Dell 2Q FY11 Outlook Brian Gladden SVP and CFO 25 Dell Investor Relations — 2Q FY11 Performance Review See Financial History at www.dell.com\investor

Outlook Corporate refresh cycle is continuing — commercial client revenue growth of 14% and 25% over the past two quarters For Q3, we expect typical seasonal improvements from our Federal government and commercial businesses We expect a revenue pick-up in the low single digits into Q3 Component pricing is improving and we expect to see a return to modest cost reductions in Q3 and Q4. Expect currency volatility, though hedge programs provide significant stability Expect OPEX to trend upward, but will manage operating income while making strategic investments 26 Dell Investor Relations — 2Q FY11 Performance Review See Financial History at www.dell.com\investor

Dell 2Q FY11 Operating Agenda and Strategy Michael Dell Chairman and CEO 27 Dell Investor Relations - 2Q FY11 Performance Review See Financial History at www.dell.com\investor

Enterprise Focus Strong Momentum in Enterprise Solutions and Services Strong commercial demand environment continues Significant Windows 7 migration ahead of the industry EqualLogic eclipsed over $1B in revenue since acquisition Gaining momentum in servers with significant blade growth and early success with PowerEdge C line Committed to strategic enterprise investments and continued additions to the portfolio to meet customer needs 28 Dell Investor Relations — 2Q FY11 Performance Review See Financial History at www.dell.com\investor

Dell 2Q FY11 Supplemental Non-GAAP Measures 29 Dell Investor Relations — 2Q FY11 Performance Review See Financial History at www.dell.com\investor

Supplemental Non-GAAP Measures Q1’09 Q2’09 Q3’09 Q4’09 Q1’10 Q2’10 Q3’10 Q4’10 Q1’11 Q2’11 GAAP Net Income 784 616 727 351 290 472 337 334 341 545 EPS $0.38 $0.31 $0.37 $0.18 $0.15 $0.24 $0.17 $0.17 $0.17 $0.28 Adjustments Income before Income Taxes Amortization of Intangibles 26 27 26 26 39 40 40 86 88 87 Severance & Facility Action Costs 106 25 17 134 185 87 123 86 57 24 Acquisition Related - - — - — - — 116 20 16 Other 1) — - — 104 — - — - 140 -Aggregate Tax-adjustments (27) (15) (14) (61) (28) (24) (51) (78) (62) (43) EPS — Diluted $0.05 $0.02 $0.01 $0.11 $0.10 $0.05 $0.06 $0.11 $0.13 $0.04 Non-GAAP Net Income 889 653 756 554 486 575 449 544 584 629 EPS $0.43 $0.33 $0.38 $0.29 $0.25 $0.29 $0.23 $0.28 $0.30 $0.32 1) Stock Option Accelerated Vesting Charges of $104M, a $40M Legal Settlement and a $100M SEC Settlement 30 Dell Investor Relations — 2Q FY11 Performance Review See Financial History at www.dell.com\investor

Supplemental Non-GAAP Measures Q4’08 Q1’09 Q2’09 Q3’09 Q4’09 Q1’10 Q2’10 Q3’10 Q4’10 Q1’11 Q2’11 GAAP gross margin 2,994 2,965 2,827 2,853 2,312 2,168 2,391 2,233 2,469 2,516 2,586 Non-GAAP adjustments: Amortization of intangibles 2 14 15 15 15 26 27 27 71 68 70 Severance and facility actions 7 24 11 8 103 65 14 102 55 29 14 Acquisition-related — - — - — - — - 1 1 1 Other — - — - 16 - — - — - -Non-GAAP gross margin 3,003 3,003 2,853 2,876 2,446 2,259 2,432 2,362 2,596 2,614 2,671 Percentage of Total Net Revenue: GAAP gross margin 18.8% 18.4% 17.2% 18.8% 17.2% 17.6% 18.7% 17.3% 16.6% 16.9% 16.6% Non-GAAP adjustment 0.0% 0.3% 0.2% 0.2% 1.0% 0.7% 0.4% 1.0% 0.8% 0.7% 0.6% Non-GAAP gross margin 18.8% 18.7% 17.4% 19.0% 18.2% 18.3% 19.1% 18.3% 17.4% 17.6% 17.2% “Other” includes stock option accelerated vesting charges, in-process research and development along with a legal settlement 31 Dell Investor Relations — 2Q FY11 Performance Review See Financial History at www.dell.com\investor

Supplemental Non-GAAP Measures Q4’08 Q1’09 Q2’09 Q3’09 Q4’09 Q1’10 Q2’10 Q3’10 Q4’10 Q1’11 Q2’11 GAAP operating expenses 2,218 2,066 2,008 1,838 1,855 1,754 1,720 1,656 1,959 1,997 1,841 Non-GAAP adjustments: Amortization of intangibles (9) (12) (12) (11) (11) (13) (13) (13) (15) (20) (17) Severance and facility actions (46) (82) (14) (9) (31) (120) (73) (21) (31) (28) (10) Acquisition-related — - — - — - — - (115) (19) (15) Other (83) — - — (88) — - — - (140) -Non-GAAP operating expenses 2,080 1,972 1,982 1,818 1,725 1,621 1,634 1,622 1,798 1,790 1,799 Percentage of Total Net Revenue: GAAP operating expenses 13.9% 12.9% 12.2% 12.1% 13.8% 14.2% 13.5% 12.8% 13.2% 13.4% 11.8% Non-GAAP adjustment -0.9% -0.6% -0.1% -0.1% -1.0% -1.1% -0.7% -0.2% -1.1% -1.4% -0.2% Non-GAAP operating expenses 13.0% 12.3% 12.1% 12.0% 12.8% 13.1% 12.8% 12.6% 12.1% 12.0% 11.6% “Other” includes stock option accelerated vesting charges, in-process research and development along with a legal settlement and a SEC settlement 32 Dell Investor Relations — 2Q FY11 Performance Review See Financial History at www.dell.com\investor

Supplemental Non-GAAP Measures Q4’08 Q1’09 Q2’09 Q3’09 Q4’09 Q1’10 Q2’10 Q3’10 Q4’10 Q1’11 Q2’11 GAAP operating income 776 899 819 1,015 457 414 671 577 510 519 745 Non-GAAP adjustments: Amortization of intangibles 11 26 27 26 26 39 40 40 86 88 87 Severance and facility actions 53 106 25 17 134 185 87 123 86 57 24 Acquisition-related — - — - — - — - 116 20 16 Other 83 — - — 104 — - - — 140 -Non-GAAP operating income 923 1,031 871 1,058 721 638 798 740 798 824 872 Percentage of Total Net Revenue: GAAP operating margin 4.9% 5.5% 5.0% 6.7% 3.4% 3.4% 5.2% 4.5% 3.4% 3.5% 4.8% Non-GAAP adjustment 0.9% 0.9% 0.3% 0.3% 2.0% 1.8% 1.1% 1.2% 2.0% 2.0% 0.8% Non-GAAP operating margin 5.8% 6.4% 5.3% 7.0% 5.4% 5.2% 6.3% 5.7% 5.4% 5.5% 5.6% “Other” includes stock option accelerated vesting charges, in-process research and development along with a legal settlement and a SEC settlement 33 Dell Investor Relations — 2Q FY11 Performance Review See Financial History at www.dell.com\investor

Supplemental Non-GAAP Measures Net TTM Free Cash Flow Q2’09 Q3’09 Q4’09 Q1’10 Q2’10 Q3’10 Q4’10 Q1’11 Q2’11 Cash flow from operations 3,446 2,362 1,894 2,512 2,480 3,367 3,906 3,383 3,642 Capital expenditure (631) (596) (440) (398) (355) (288) (367) (333) (379) On balance sheet financing receivables 257 238 302 483 700 830 1,085 1,266 1,119 Net TTM Free Cash Flow $3,072 $2,004 $1,756 $2,597 $2,825 $3,909 $4,624 $4,316 $4,382 34 Dell Investor Relations — 2Q FY11 Performance Review See Financial History at www.dell.com\investor